Exhibit 99.3

9 CTO Realty Growth Quarterly Supplemental Second Quarter 2026 Investor Relations ir@ctoreit.com 369 N New York Ave., Suite 201 Winter Park, FL 32789 https://www.ctoreit.com/ West Broad Village Richmond, VA 1

© CTO Realty Growth, Inc. | ctoreit.com 10 Table of Contents June 30, 2026 Press Release Second Quarter 2026 Earnings Press Release 3 Financial Summary Results Overview & Guidance 11 Consolidated Balance Sheets 12 Consolidated Statements of Operations 13 Funds from Operations 14 Supplemental Schedule of Same-Property Net Operating Income 15 Adjusted EBITDA 16 Market Capitalization, Debt Ratios and Liquidity 17 Debt Summary 18 Real Estate Portfolio Capital Investments 19 Leasing Summary Top Tenant Summary 20 Retail Leasing Activity 21 Lease Expiration Schedule 22 Portfolio & Investment Summary Investments, Dispositions & Structured Investment Repayments 23 Portfolio Summary 24 Geographic Diversification 25 Other Investments 26 Additional Disclosures 2026 Guidance 27 Contact Information & Research Coverage 28 2

Page 3 DRAFT DRATDDD Press Release FIRST 2024 OPERATING RESULTS FOR IMMEDIATE RELEASE CTO REALTY GROWTH REPORTS SECOND QUARTER 2026 OPERATING AND FINANCIAL RESULTS – Closed $153 million of investments at a weighted average initial yield of 10.2% – – Raises Investment Guidance to $300 million to $400 million – – Increases 2026 Core FFO Per Diluted Share Guidance to $2.09 to $2.13 – WINTER PARK, FL – July 28, 2026 – CTO Realty Growth, Inc. (NYSE: CTO) (the “Company” or “CTO”), an owner and operator of shopping centers located primarily in higher-growth markets, today announced its operating and financial results for the quarter ended June 30, 2026. Net Income attributable to common stockholders was $0.38 per diluted share for the second quarter. Second Quarter 2026 Highlights ▪ Core Funds from Operations (“Core FFO”) attributable to common stockholders of $0.53 per diluted share. ▪ Adjusted Funds from Operations (“AFFO”) attributable to common stockholders of $0.55 per diluted share. ▪ Executed 184,000 square feet of comparable retail leases at a positive cash rent spread of 6%. ▪ Acquired Gallery on the Parkway, a 152,000 square foot open-air retail center anchored by Dick’s House of Sport located in Dallas, Texas, for $53.3 million. ▪ Invested $75.0 million of preferred equity in a Class A premier retail property located in the Southwest. The investment generates a 12.0% initial cash yield, with a two-year term. ▪ Invested $21.4 million of preferred equity in a Whole Foods-anchored retail development located in the Northeast. The investment generates a 12.0% initial yield, including 3.0% accrued PIK, with an 18-month term. ▪ Completed $90.7 million of property dispositions at a weighted average exit cash cap rate of 6.7%. ▪ Under contract to sell, subject to certain closing conditions, 76,500 square feet formerly leased to Value City Furniture and Jo-Ann Fabrics at Carolina Pavilion, located in Charlotte, North Carolina, to a national retailer. ▪ Income from Alpine Income Property Trust (NYSE: PINE) for the quarter was $2.1 million, consisting of $1.4 million in management fees and $0.7 million in dividend income. Prospectively, the new annualized run-rate for income from PINE is $8.9 million as of June 30, 2026, consisting of $5.7 million in management fees and $3.2 million in dividend income. ▪ Issued 4,183,616 common shares under our common stock ATM program at a weighted average gross price of $20.29 per share, for total net proceeds of $83.6 million. “We delivered another strong quarter, deploying $153 million of capital at a weighted average initial yield of 10.2% and strong same-property NOI growth,” stated John P. Albright, President and Chief Executive Officer of CTO Realty Growth. “We believe that the acquisition of Gallery on the Parkway in Dallas, together with our structured investment activity during the quarter, reflects our disciplined strategy of acquiring and financing high-quality, well-located retail centers predominantly in our core growth markets. With a robust acquisition pipeline and meaningful embedded NOI growth across the portfolio, we believe that the Company is well positioned to deliver continued earnings growth into 2027.”

Financial Results

(in thousands, except per share data)	2Q 2026	2Q 2025	YTD 2026	YTD 2025
Net Income (Loss)	$ 13,234	$ (25,296)	$ 17,561	$ (24,913)
Net Income (Loss) per Common Share - Diluted	$ 0.38	$ (0.77)	$ 0.52	$ (0.78)
Core FFO	$ 18,438	$ 14,659	$ 35,369	$ 29,104
Core FFO per Common Share - Diluted	$ 0.53	$ 0.45	$ 1.05	$ 0.90
AFFO	$ 19,135	$ 15,267	$ 37,373	$ 30,788
AFFO per Common Share - Diluted	$ 0.55	$ 0.47	$ 1.11	$ 0.96

Metrics reflect amounts attributable to common stockholders. Refer to "Non-GAAP Financial Measures" for definitions and additional detail. Reconciliations of non-GAAP measures to the most directly comparable GAAP measure are provided in the tables accompanying this press release.

Second Quarter and Year-to-Date June 30, 2026 Portfolio Performance

Retail Leasing Activity

- During the three months ended June 30, 2026, the Company executed 25 new leases, renewals and extensions totaling 213,000 square feet. On a comparable space basis, the Company executed 184,000 square feet of leases at an average cash rent spread increase of 6%.
- During the six months ended June 30, 2026, the Company executed 50 new leases, renewals and extensions totaling 366,000 square feet. On a comparable space basis, the Company executed 330,000 square feet of leases at an average cash rent spread increase of 10%.

Same Property NOI

- During the three months ended June 30, 2026, shopping center same property NOI increased by 10.1% versus the comparable 2025 period.
- During the six months ended June 30, 2026, shopping center same property NOI increased by 8.2% versus the comparable 2025 period. Excluding certain non-recurring recovery benefits, shopping center same property NOI increased by 7.0% versus the comparable 2025 period.
- Including other/non-core properties, same-property NOI increased by 6.7% for the second quarter and 4.5% for the six months ended June 30, 2026. This growth was impacted by one tenant vacating 98,000 of our 212,000 square feet Albuquerque, New Mexico property in December 2025. As previously announced, this vacancy was leased by the State of New Mexico which is expected to commence paying rent in late 2026.

Occupancy

- As of June 30, 2026, total property portfolio leased occupancy was 95.4%, up 150 basis points compared to June 30, 2025, and a decrease of 50 basis points compared to December 31, 2025.
- As of June 30, 2026, same-property shopping center portfolio leased occupancy was 95.0%, up 60 basis points compared to June 30, 2025.

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Page 5 Second Quarter and Year-to-Date June 30, 2026 Investment and Disposition Activity Investment Activity ▪ During the three months ended June 30, 2026, completed $152.6 million of investments at a weighted average yield of 10.2% consisting of: o $53.3 million acquisition of Gallery on the Parkway, a 152,000 square-foot open-air retail power center in Dallas, Texas. The property is anchored by Dick’s House of Sport, Nordstrom Rack, Cost Plus World Market, and a Portillo’s, and is 100% occupied. Situated on 12 acres just two miles from the site of the Dallas Mavericks’ proposed new arena and entertainment district, the center serves a dense trade area with a population of approximately 368,000 within a five-mile radius. o $96.4 million of two newly originated structured investments consisting of: ▪ $21.4 million preferred equity investment in a grocery-anchored development located in the Northeast, fully funded at close, with an initial yield of 12.0% (including 3.0% paid-in-kind interest). ▪ $75.0 million preferred equity investment in a class A retail property located in the Southwest, fully funded at close, with an initial cash yield of 12.0%. o $3.0 million acquisition of 1.3 acres of beachfront land in Daytona Beach, Florida, to expand two existing restaurant tenants. ▪ During the six months ended June 30, 2026, completed $234.2 million of investments at a weighted average yield of 9.5%. ▪ Subsequent to June 30, 2026, on July 15, 2026, the Company originated a $37.0 million loan, of which $29.8 million was funded at closing. The investment is secured by a leasehold interest in a mixed-use property located in Austin, Texas, generates a 9.75% initial cash yield, and has a two-year term. Disposition Activity ▪ During the three months ended June 30, 2026, completed $90.7 million of property dispositions at a weighted average exit cash cap rate of 6.7%, generating aggregate gains of $2.1 million. o $17.4 million sale of Granada Plaza, a 74,000 square-foot grocery-anchored shopping center in Tampa, Florida. o $73.3 million sale of Madison Yards, a 163,000-square-foot grocery-anchored shopping center in Atlanta, Georgia. ▪ Additionally, during the six months ended June 30, 2026, the Company’s preferred investment in Watters Creek Village, a grocery-anchored, mixed-use property located in Allen, Texas, was repaid in full for $30.0 million. Balance Sheet and Liquidity Balance sheet highlights as of June 30, 2026, included: ▪ Total liquidity of $131.8 million, consisting of $107.0 million of undrawn commitments and $24.8 million of cash on hand. ▪ Total borrowings of $660.8 million at a weighted average interest rate of 4.6%, including $643.0 million of unsecured borrowings and a $17.8 million mortgage payable. ▪ Net Debt to Pro Forma Adjusted EBITDA of 5.8 times, a decrease from 6.4 times as of March 31, 2026. ▪ During the quarter ended June 30, 2026, the Company issued 4,183,616 common shares under its common stock ATM program at a weighted average gross price of $20.29 per share, for total net proceeds of $83.6 million. During the six months ended June 30, 2026, the Company issued 4,917,499 common shares under its common stock ATM program at a weighted average gross price of $20.18 per share, for total net proceeds of $97.8 million. ▪ The Company’s only 2026 loan maturity is a $17.8 million mortgage note payable, maturing in August at an interest rate of 4.06%.

Page 6 2026 Outlook The Company is revising its 2026 outlook. The Company’s 2026 guidance is based on current plans and a number of assumptions and is subject to risks and uncertainties, many of which are outside the Company’s control, and are more fully described in this press release and in the Company's reports filed with the U.S. Securities and Exchange Commission. The Company has raised its 2026 outlook as follows: (Unaudited) Current Previous Core FFO per Common Share - Diluted $2.09 to $2.13 $2.06 to $2.11 AFFO per Common Share - Diluted $2.21 to $2.25 $2.19 to $2.24 Metrics above reflect amounts attributable to common stockholders. The Company’s revised 2026 outlook includes but is not limited to the following assumptions (dollars in millions): Current Previous Investment Volume, Including Commercial Loans & Structured Investments $300 to $400 $175 to $250 Same-Property NOI Growth for Shopping Centers 5.0% to 6.0% 3.5% to 4.5% General & Administrative Expenses $20.0 to $20.2 $19.7 to $20.2 Reconciliation of the outlook range of the Company’s 2026 estimated Net Income Attributable to the Company per Diluted Share to estimated Core FFO Attributable to Common Stockholders per Diluted Share, and AFFO Attributable to Common Stockholders per Diluted Share: Revised 2026 Outlook (Unaudited) Low High Net Income Attributable to the Company per Common Share - Diluted $ 0.87 $ 0.92 Depreciation and Amortization of Real Estate 1.87 1.87 Gain on Disposition of Assets (1) (0.06) (0.06) Provision for Impairment and Adjustment to CECL Reserve (1) 0.02 0.02 Realized and Unrealized Gain on Investment Securities, Net of Income Tax (1) (0.31) (0.31) Funds from Operations, per Common Share - Diluted $ 2.39 $ 2.44 Distributions to Preferred Stockholders (0.21) (0.21) Funds From Operations Attributable to Common Stockholders per Common Share - Diluted $ 2.18 $ 2.23 Amortization of Intangibles to Lease Income (0.09) (0.10) Core FFO Attributable to Common Stockholders per Common Share - Diluted $ 2.09 $ 2.13 Adjustments: Straight-Line Rent Adjustment (0.03) (0.03) Amortization of Loan Costs and Capitalized Interest 0.02 0.02 Non-Cash Compensation 0.13 0.13 AFFO Attributable to Common Stockholders per Common Share - Diluted $ 2.21 $ 2.25 (1) Gain on Disposition of Assets, Provision for Impairment and Adjustment to CECL Reserve, and Realized and Unrealized Gain on Investment Securities, Net of Income Tax represents the actual adjustment for the six months ended June 30, 2026. The Company’s outlook excludes projections related to these measures.

Page 7 Earnings Conference Call & Webcast The Company will host a conference call to present its operating results for the second quarter ended June 30, 2026, on Wednesday, July 29, 2026 at 9:00 AM ET. A live webcast of the call will be available on the Investor Relations page of the Company’s website at www.ctoreit.com or at the link provided in the event details below. To access the call by phone, please go to the registration link provided in the event details below and you will be provided with dial-in details. Event Details: Webcast: https://edge.media-server.com/mmc/p/7q5n9ti2 Registration: https://register-conf.media-server.com/register/BIc01825e2bd914f5e81afcd0d4e53232f We encourage participants to register and dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company’s website at www.ctoreit.com. About CTO Realty Growth, Inc. CTO Realty Growth, Inc. is a publicly traded real estate investment trust that owns and operates a portfolio of high-quality shopping centers, located primarily in higher growth markets in the United States. CTO also externally manages and owns a meaningful interest in Alpine Income Property Trust, Inc. (NYSE: PINE), a publicly traded net lease REIT. We encourage you to review our most recent investor presentation and supplemental financial information, which is available on our website at www.ctoreit.com. Contact: Investor Relations ir@ctoreit.com

Page 8 Safe Harbor Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by words such as “outlook,” “guidance,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words. Although forward-looking statements are made based upon management’s present expectations and beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include, but are not limited to: the Company’s ability to remain qualified as a REIT; the Company’s exposure to U.S. federal and state income tax law changes, including changes to the REIT requirements; general adverse economic and real estate conditions; macroeconomic and geopolitical factors, including but not limited to inflationary pressures, interest rate volatility, ongoing geopolitical war, distress in the banking sector, and global supply chain disruptions; credit risk associated with the Company investing in commercial loans, preferred equity, and similarly structured investments; the ultimate geographic spread, severity and duration of pandemics, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the inability of major tenants or borrowers to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business; the loss or failure, or decline in the business or assets of PINE; the completion of 1031 exchange transactions; the availability of investment properties that meet the Company’s investment goals and criteria; the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances. Non-GAAP Financial Measures Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”), Core Funds From Operations (“Core FFO”), Adjusted Funds From Operations (“AFFO”), Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma Adjusted EBITDA”), and Same-Property Net Operating Income (“Same-Property NOI”), each of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO, Core FFO, AFFO, Pro Forma Adjusted EBITDA, and Same-Property NOI do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT.

Page 9 NAREIT defines FFO as GAAP net income or loss adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and impairments associated with the current expected credit losses on commercial loans and investments at the time of origination and repayment, including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of investment securities (which are presented net of income tax expense or benefit, if applicable), in addition to the mark-to-market of the Company’s investment securities. To derive Core FFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to gains and losses recognized on the extinguishment of debt, amortization of above- and below-market lease related intangibles, and other unforecastable market- or transaction-driven non-cash items. To derive AFFO, we further modify the NAREIT computation of FFO and Core FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, non-cash compensation, and other non-cash amortization. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals. To derive Pro Forma Adjusted EBITDA, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the current expected credit losses on commercial loans and investments at the time of origination and repayment, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, gains and losses recognized on the extinguishment of debt, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and other non-recurring items, and other non-cash income or expense. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of investment securities (which are presented net of income tax expense or benefit, if applicable), in addition to the mark-to-market of the Company’s investment securities. Cash interest expense is also excluded from Pro Forma Adjusted EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities. To derive Same-Property NOI, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the current expected credit losses on commercial loans and investments at the time of origination and repayment, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, gains and losses recognized on the extinguishment of debt, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and other non-recurring items, and other non-cash income or expense. Interest expense, general and administrative expenses, investment and other income or loss, income tax benefit or expense, management fee income, and interest income from commercial loans and investments are also excluded from Same-Property NOI. GAAP net income or loss is further adjusted to remove the impact of properties that were not owned for the full current and prior year reporting periods presented. Cash rental income received under the leases pertaining to the Company’s assets that are presented as commercial loans and investments in accordance with GAAP is also used in lieu of the interest income equivalent. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that Core FFO and AFFO are additional useful supplemental measures for investors to consider because they will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma Adjusted EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-

Page 10 cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. We use Same-Property NOI to compare the operating performance of our assets between periods. It is an accepted and important measurement used by management, investors and analysts because it includes all property-level revenues from the Company’s properties, less operating and maintenance expenses, real estate taxes and other property-specific expenses (“Net Operating Income” or “NOI”) of properties that have been owned and stabilized for the entire current and prior year reporting periods. Same-Property NOI attempts to eliminate differences due to the acquisition or disposition of properties during the particular period presented, and therefore provides a more comparable and consistent performance measure for the comparison of the Company’s properties. FFO, Core FFO, AFFO, Pro Forma Adjusted EBITDA, and Same-Property NOI may not be comparable to similarly titled measures employed by other companies.

© CTO Realty Growth, Inc. | ctoreit.com 11 Quarter Ended Six Months Ended June 30, 2026 June 30, 2026 Financial Results Total Revenues (page 13) $ 43,831 $ 85,004 Net Income Attributable to Common Stockholders (Page 13) $ 13,234 $ 17,561 Net Income per Diluted Share $ 0.38 $ 0.52 Funds from Operations (FFO) (page 14) $ 19,137 $ 36,978 FFO per Diluted Share $ 0.55 $ 1.09 Core FFO (page 14) $ 18,438 $ 35,369 Core FFO per Diluted Share $ 0.53 $ 1.05 AFFO (page 14) $ 19,135 $ 37,373 AFFO per Diluted Share $ 0.55 $ 1.11 Same Property NOI for Shopping Centers (page 15) $ 20,296 $ 36,743 % Growth 10.1% 8.2% Preferred Dividend Declared per Share $ 0.40 $ 0.80 Common Dividends Declared per Share $ 0.38 $ 0.76 Q2 2026 Core FFO Payout Ratio 71.7% 72.4% Q2 2026 AFFO Payout Ratio 69.1% 68.5% Weighted Average Diluted Shares 35,024,642 33,788,343 Debt Metrics Net Debt to Pro Forma Adjusted EBITDA 5.8x Net Debt to Enterprise Value 40.8% Fixed Charge Coverage 3.1x Property Data Number of Properties 21 Square Footage 5,822,504 Cash Rent PSF $ 20.67 Leased Occupancy 95.4% Occupancy 91.4% 2026 Guidance Core FFO per Diluted Share $2.09-$2.13 AFFO per Diluted Share $2.21-$2.25 Same Property NOI Growth for Shopping Centers 5.0%-6.0% Results Overview & Guidance For the three and six month ended June 30, 2026 (unaudited; in thousands, except share, per share and per square foot amounts) These metrics should be read in conjunction with the Company's most recent Form 10-Q filed with the Securities and Exchange Commission

© CTO Realty Growth, Inc. | ctoreit.com 12 Consolidated Balance Sheets As of June 30, 2026 and December 31, 2025 (in thousands, except share and per share data) As of (Unaudited) June 30, 2026 December 31, 2025 ASSETS Real Estate: Land, at Cost $ 298,959 $ 289,012 Building and Improvements, at Cost 799,569 766,371 Other Furnishings and Equipment, at Cost 934 923 Construction in Process, at Cost 8,501 4,091 Total Real Estate, at Cost 1,107,963 1,060,397 Less, Accumulated Depreciation (119,530) (107,268) Real Estate—Net 988,433 953,129 Land and Development Costs — 300 Intangible Lease Assets—Net 83,791 84,710 Investment in Alpine Income Property Trust, Inc. 51,310 41,324 Commercial Loans and Investments 187,388 104,804 Cash and Cash Equivalents 8,056 6,467 Restricted Cash 35,447 34,652 Deferred Income Taxes—Net 1,307 2,309 Other Assets 49,997 36,207 Total Assets $ 1,405,729 $ 1,263,902 LIABILITIES AND STOCKHOLDERS’ EQUITY Liabilities: Accounts Payable $ 2,245 $ 1,709 Accrued and Other Liabilities 24,322 28,185 Deferred Revenue 25,651 18,802 Intangible Lease Liabilities—Net 31,572 31,486 Income Taxes Payable 51 29 Long-Term Debt—Net 658,705 616,345 Total Liabilities 742,546 696,556 Stockholders’ Equity: Preferred Stock 47 47 Common Stock 375 324 Additional Paid-In Capital 481,134 382,494 Retained Earnings 175,556 184,886 Accumulated Other Comprehensive Income (Loss) 6,071 (405) Total Stockholders’ Equity 663,183 567,346 Total Liabilities and Stockholders’ Equity $ 1,405,729 $ 1,263,902 These consolidated balance sheets should be read in conjunction with the Company's most recent Form 10-Q filed with the Securities and Exchange Commission

Consolidated Statements of Operations

For the quarters ended June 30, 2026 and 2025

(unaudited; in thousands, except share, per share and dividend data)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2026	2025	2026	2025
Revenues				
Income Properties	$ 37,136	$ 33,375	$ 73,716	$ 65,047
Management Fee Income	1,466	1,247	2,815	2,425
Interest Income From Commercial Loans and Investments	5,229	3,016	8,473	5,977
Total Revenues	43,831	37,638	85,004	73,449
Direct Cost of Revenues				
Income Properties	(11,126)	(10,178)	(21,294)	(19,069)
Total Direct Cost of Revenues	(11,126)	(10,178)	(21,294)	(19,069)
General and Administrative Expenses	(4,630)	(4,448)	(9,707)	(9,131)
Provision for Impairment and Adjustment to CECL	(1,084)	–	(763)	–
Depreciation and Amortization	(15,847)	(15,294)	(31,803)	(29,658)
Total Operating Expenses	(32,687)	(29,920)	(63,567)	(57,858)
Gain on Disposition of Assets	2,107	–	2,107	–
Loss on Extinguishment of Debt	–	(20,396)	–	(20,396)
Other Gain (Loss)	2,107	(20,396)	2,107	(20,396)
Total Operating Income (Loss)	13,251	(12,678)	23,544	(4,805)
Investment and Other Income (Loss)	10,765	(3,687)	14,008	(3,112)
Interest Expense	(7,783)	(6,859)	(15,054)	(12,995)
Income (Loss) Before Income Tax Expense	16,233	(23,224)	22,498	(20,912)
Income Tax Expense	(1,121)	(194)	(1,181)	(245)
Net Income (Loss) Attributable to the Company	15,112	(23,418)	21,317	(21,157)
Distributions to Preferred Stockholders	(1,878)	(1,878)	(3,756)	(3,756)
Net Income (Loss) Attributable to Common Stockholders	$ 13,234	$ (25,296)	$ 17,561	$ (24,913)
Per Share Information:				
Basic and Diluted Net Income (Loss) Attributable to Common Stockholders	$ 0.38	$ (0.77)	$ 0.52	$ (0.78)
Weighted Average Number of Common Shares				
Basic	34,988,612	32,678,771	33,760,706	32,118,982
Diluted	35,024,642	32,727,831	33,788,343	32,174,574
Dividends Declared and Paid - Preferred Stock	$ 0.40	$ 0.40	$ 0.80	$ 0.80
Dividends Declared and Paid - Common Stock	$ 0.38	$ 0.38	$ 0.76	$ 0.76

These consolidated statements of operations should be read in conjunction with the Company's most recent Form 10-Q filed with the Securities and Exchange Commission

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© CTO Realty Growth, Inc. | ctoreit.com 14 Funds from Operations For the quarters ended June 30, 2026 and 2025 (unaudited; in thousands, except per share data) This schedule of Funds from Operations should be read in conjunction with the Company's most recent Form 10-Q filed with the Securities and Exchange Commission Three Months Ended June 30, Six Months Ended June 30, 2026 2025 2026 2025 Net Income (Loss) Attributable to the Company $ 15,112 $ (23,418) $ 21,317 $ (21,157) Distributions to Preferred Stockholders (1,878) (1,878) (3,756) (3,756) Adjustments: Depreciation and Amortization of Real Estate 15,831 15,277 31,769 29,623 Gain on Disposition of Assets (2,107) — (2,107) — Provision for Impairment and Adjustment to CECL Reserve 1,084 — 763 — Realized and Unrealized Loss (Gain) on Investment Securities, Net of Income Tax (8,905) 4,549 (11,008) 4,714 FFO $ 19,137 $ (5,470) $ 36,978 $ 9,424 Loss on Extinguishment of Debt — 20,396 — 20,396 Amortization of Intangibles to Lease Income (699) (267) (1,609) (716) Core FFO $ 18,438 $ 14,659 $ 35,369 $ 29,104 Adjustments: Straight-Line Rent Adjustment (423) (712) (863) (1,285) Other Depreciation and Amortization (2) (1) (2) (2) Amortization of Loan Costs, Discount on Convertible Debt, and Capitalized Interest 6 318 347 685 Non-Cash Compensation 1,116 1,003 2,522 2,286 AFFO $ 19,135 $ 15,267 $ 37,373 $ 30,788 Per Common Diluted Share: FFO $ 0.55 $ (0.17) $ 1.09 $ 0.29 Core FFO $ 0.53 $ 0.45 $ 1.05 $ 0.90 AFFO $ 0.55 $ 0.47 $ 1.11 $ 0.96

Supplemental Schedule of Same-Property Net Operating Income

For the three and six months ended June 30, 2026 and 2025

(unaudited; in thousands)

Same-Property NOI for Shopping Centers	Three Months Ended June 30,		Six Months Ended June 30,	
	2026	2025	2026	2025
Base Rents	$ 21,443	$ 20,339	$ 38,363	$ 36,525
Expense Recoveries	5,925	5,716	11,041	10,528
Other Income	511	403	1,020	804
Total Revenues	27,879	26,458	50,424	47,857
Operating Expenses	(7,583)	(8,026)	(13,681)	(13,906)
Same-Property NOI for Shopping Centers	$ 20,296	$ 18,432	$ 36,743	$ 33,951
Same-Property NOI Growth for Shopping Centers	10.1%		8.2%	
Same-Property Occupancy	92.6%	90.9%	92.0%	90.8%
Same-Property Leased Occupancy	95.0%	94.4%	94.8%	94.5%
Cash ABR per Square Foot	$20.93	$20.84	$21.51	$21.44
Number of Same Properties	14		13	

Same-Property NOI Reconciliation	Three Months Ended June 30,		Six Months Ended June 30,	
	2026	2025	2026	2025
Net Income (Loss) Attributable to the Company	$ 15,112	$ (23,418)	$ 21,317	$ (21,157)
Gain on Disposition of Assets	(2,107)	–	(2,107)	–
Loss on Extinguishment of Debt	–	20,396	–	20,396
Provision for Impairment and Adjustment to CECL Reserve	1,084	–	763	–
Depreciation and Amortization	15,847	15,294	31,803	29,658
Amortization of Intangibles to Lease Income	699	267	1,609	716
Straight-Line Rent Adjustment	423	712	863	1,285
Accretion of Tenant Contribution	13	13	26	26
Interest Expense	7,783	6,859	15,054	12,995
General and Administrative Expenses	4,630	4,448	9,707	9,131
Investment and Other Income	(10,765)	3,687	(14,008)	3,112
Income Tax Expense	1,121	194	1,181	245
Management Fee Income	(1,466)	(1,247)	(2,815)	(2,425)
Interest Income From Commercial Loans and Investments	(5,229)	(3,016)	(8,473)	(5,977)
Other Non-Recurring Items [(1)]	(164)	(97)	(765)	(207)
Less: Non-Same Property NOI	(5,982)	(4,418)	(16,151)	(11,441)
Same-Property NOI	$ 20,999	$ 19,674	$ 38,004	$ 36,357
Less: Same Property NOI for Other Properties	(703)	(1,242)	(1,261)	(2,406)
Same-Property NOI for Shopping Centers	$ 20,296	$ 18,432	$ 36,743	$ 33,951

1. Includes non-recurring items such as termination fees, forfeitures of tenant security deposits, and other non-recurring items.

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© CTO Realty Growth, Inc. | ctoreit.com 16 Pro Forma Adjusted EBITDA Three Months Ended June 30, 2026 (unaudited; in thousands) Three Months Ended June 30, 2026 Net Income Attributable to the Company $ 15,112 Depreciation and Amortization of Real Estate 15,831 Gain on Disposition of Assets (2,107) Provision for Impairment and Adjustment to CECL Reserve 1,084 Unrealized Gain & Realized Loss on Investment Securities, Net of Income Tax (8,905) Distributions to Preferred Stockholders (1,878) Amortization of Intangibles to Lease Income (699) Straight-Line Rent Adjustment (423) Other Depreciation and Amortization (2) Amortization of Loan Costs and Capitalized Interest 6 Non-Cash Compensation 1,116 Other Non-Recurring Items (1) (164) Interest Expense, Net of Amortization of Loan Costs 7,777 Adjusted EBITDA $ 26,748 Annualized Adjusted EBITDA $ 106,992 Pro Forma Annualized Impact of Current Quarter Investments and Dispositions, Net (2) 2,550 Pro Forma Adjusted EBITDA $ 109,542 Total Long-Term Debt $ 658,705 Financing Costs, Net of Accumulated Amortization 2,095 Cash and Cash Equivalents (8,056) Restricted Cash (3) (16,761) Net Debt $ 635,983 Net Debt to Pro Forma Adjusted EBITDA 5.8 x 1. Includes non-recurring items such as termination fees, forfeitures of tenant security deposits, and other non-recurring items. 2. Reflects the pro forma annualized impact on Annualized Adjusted EBITDA of the Company’s investments and disposition activity during the three months ended June 30, 2026. 3. Includes restricted cash to be reinvested through the like-kind exchange structure.

© CTO Realty Growth, Inc. | ctoreit.com 17 Market Capitalization, Debt Ratios and Liquidity As of June 30, 2026 (unaudited; in thousands, except per share amounts and market price) Any differences are a result of rounding. 1. Net debt to Pro Forma Adjusted EBITDA is calculated based on second quarter 2026 annualized Adjusted EBITDA. June 30, 2026 Common Share Price $ 21.51 Common Shares Outstanding 37,482 Total Common Equity Market Capitalization $ 806,241 Series A Preferred Par Value Per Share $ 25.00 Series A Preferred Shares Outstanding 4,713 Series A Preferred Par Value $ 117,827 Total Equity Capitalization $ 924,068 Total Debt Outstanding $ 660,800 Cash and Cash Held in Like-Kind Exchange Escrow Accounts (24,817) Net Debt $ 635,983 Total Enterprise Value $ 1,560,051 Net Debt to Pro Forma Adjusted EBITDA1 5.8 x Net Debt to Total Enterprise Value 40.8% Fixed Charge Coverage Ratio 3.1 x Cash and Cash Held in Like-Kind Exchange Escrow Accounts $ 24,817 Available under Unsecured Credit Facility 107,000 Total Liquidity $ 131,817

Debt Summary

As of June 30, 2026

(unaudited; dollars in thousands)

Indebtedness Outstanding	Face Value	Weighted Avg. Rate	Initial Maturity Date	Type
Mortgage Note	$17,800	4.06%	Aug. 2026	Fixed
Revolving Credit Facility [1]	143,000	5.13%	Jan. 2027	Floating
Revolving Credit Facility [1]	50,000	5.30%	Jan. 2027	Fixed
2027 Term Loan [1]	100,000	2.80%	Jan. 2027	Fixed
2028 Term Loan [2]	100,000	5.18%	Jan. 2028	Fixed
2029 Term Loan [3]	125,000	4.67%	Sep. 2029	Fixed
2030 Term Loan [3]	125,000	4.69%	Sep. 2030	Fixed
Total / Weighted Average	**$660,800**	**4.60%**		

Year	Outstanding	Weighted Average Rate	% of Debt Maturing	Cumulative % of Debt Maturing
2026	$17,800	4.06%	3%	3%
2027	293,000	4.36%	44%	47%
2028	100,000	5.18%	15%	62%
2029	125,000	4.67%	19%	81%
2030	125,000	4.69%	19%	100%
Total / Weighted Average	**$660,800**	**4.60%**	**100%**	

Any differences are a result of rounding.

1. Interest rate is calculated as 30-day SOFR + 10 bps + pricing tier based on leverage within the range of 1.25%-2.20%
2. Interest rate is calculated as 30-day SOFR + 10 bps + pricing tier based on leverage within the range of 1.20%-2.15%
3. Interest rate is calculated as 30-day SOFR + pricing tier based on leverage within the range of 1.20%-2.15%

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© CTO Realty Growth, Inc. | ctoreit.com 19 Real Estate Portfolio Capital Investments For the quarters ended June 30, 2026 and 2025 (unaudited; dollars in thousands) Any differences are a result of rounding. Three Months Ended June 30, Six Months Ended June 30, 2026 2025 2026 2025 Leasing & Maintenance Capital Expenditures Capital Expenditures $ 998 $ 215 $ 1,922 $ 647 Tenant Improvement Allowances 2,060 858 2,307 1,127 Leasing Commissions 580 505 1,443 889 Total Leasing & Maintenance Capital Expenditures $ 3,637 $ 1,578 $ 5,671 $ 2,663 Value Enhancing & Other Capital Expenditures Acquired Vacancy $ 197 $ 134 $ 1,103 $ 207 Anchor Repositioning 1,286 240 1,341 244 Outparcel Developments 119 98 405 108 Property Repositioning & Other 4,545 131 5,742 148

Top Tenant Summary

As of June 30, 2026

(unaudited, dollars and square feet in thousands)

Tenant/Concept	Credit Rating[1]	Leases[2]	Leased Square Feet[2]	% of Total	Cash ABR	% of Total
Dick's Sporting Goods	BBB	5	276	4.7%	$4,269	3.9%
Best Buy	BBB+	5	187	3.2%	3,038	2.8%
AMC	CCC+	2	134	2.3%	3,015	2.7%
Fidelity	BBB	2	122	2.1%	2,583	2.3%
Ross/dd's Discount	A-	7	194	3.3%	2,513	2.3%
Nordstrom Rack	BB	4	145	2.5%	2,468	2.2%
Burlington	BB+	5	175	3.0%	2,206	2.0%
TJ Maxx/HomeGoods/Marshalls	A	6	177	3.0%	2,161	2.0%
Barnes & Noble	NR	4	102	1.8%	1,887	1.7%
Southern University	NR	1	60	1.0%	1,715	1.6%
Whole Foods Market	AA-	1	60	1.0%	1,633	1.5%
Academy Sports & Outdoors	BB+	2	129	2.2%	1,497	1.4%
PetSmart	B+	4	78	1.3%	1,302	1.2%
Hobby Lobby	NR	2	110	1.9%	1,279	1.2%
Regal Cinemas	NR	1	51	0.9%	1,210	1.1%
Bob's Discount Furniture	NR	2	86	1.5%	1,206	1.1%
DSW Shoe Warehouse	NR	4	69	1.2%	1,164	1.1%
Onelife Fitness	NR	1	45	0.8%	1,120	1.0%
Floor & Decor	BB	1	75	1.3%	1,047	1.0%
Old Navy	BB+	3	59	1.0%	904	0.8%
Other		538	2,986	51.3%	71,766	65.3%
Total Occupied		**600**	**5,320**	**91.4%**	**$109,981**	**100.0%**
Vacant		-	502	8.6%		
Total		**600**	**5,823**	**100.0%**		

Any differences are a result of rounding.

1. Credit Rating is the available rating from S&P Global Ratings as of June 30, 2026. "NR" indicates the company is not rated.
2. Excludes leases not yet commenced.

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Retail Leasing Activity

For the trailing twelve months ended June 30, 2026

(unaudited, dollars and square feet in thousands, except per square foot data)

	Leases Signed	Square Feet	New Rent Per SF	Prior Rent Per SF	Cash Basis % Change	Avg Lease Term (Yrs)	Tenant Improvements Per SF
Total Comparable Leases							
Q2 2026	19	184	$16.85	$15.82	6.5%	5.8	$2.26
Q1 2026	22	146	$24.08	$21.09	14.2%	6.3	$11.52
Q4 2025	20	167	$23.68	$18.09	30.9%	6.5	$29.67
Q3 2025	21	125	$22.24	$20.16	10.3%	6.2	$3.39
Total / Wtd. Avg.	82	623	$21.46	$18.54	15.8%	6.2	$12.02
New Leases – Comparable							
Q2 2026	3	4	$45.11	$39.79	13.4%	10.0	$32.08
Q1 2026	4	22	$32.80	$20.55	59.6%	10.0	$77.31
Q4 2025	4	46	$29.54	$14.41	105.0%	10.6	$108.01
Q3 2025	6	14	$47.21	$46.14	2.3%	9.3	$29.53
Total / Wtd. Avg.	17	86	$34.09	$22.53	51.3%	10.1	$83.37
Renewals & Extensions – Comparable							
Q2 2026	16	180	$16.15	$15.23	6.1%	5.5	$1.53
Q1 2026	18	125	$22.57	$21.19	6.5%	5.4	$0.12
Q4 2025	16	121	$21.45	$19.48	10.1%	4.3	-
Q3 2025	15	111	$18.99	$16.78	13.2%	5.3	-
Total / Wtd. Avg.	65	536	$19.43	$17.90	8.6%	5.1	$0.54
Total Comparable and Non-Comparable							
Q2 2026	25	213	$19.91	NA	NA	7.4	$27.93
Q1 2026	25	153	$24.72	NA	NA	6.6	$12.61
Q4 2025	23	189	$24.14	NA	NA	6.8	$44.72
Q3 2025	24	142	$23.00	NA	NA	6.6	$7.80
Total / Wtd. Avg.	97	697	$22.74	NA	NA	6.9	$25.02

Any differences are a result of rounding.

Comparable leases compare retail leases signed on a space for which there was previously a tenant. Does not include lease termination agreements or lease amendments related to tenant bankruptcy proceedings, or office leases. New rent per sq. ft. represents the minimum cash rent under the new lease for the first 12 months of the term. Prior rent per sq. ft. represents the minimum in-place cash rent under the prior lease. Tenant improvements include landlord work.

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Lease Expiration Schedule

As of June 30, 2026

(unaudited, dollars and square feet in thousands, except per square foot data)

Anchor Tenants (>10,000 Square Feet)

Year	Leases Expiring	Expiring SF	% of Total	Cash ABR	% of Total	Cash ABR PSF
2026	2	40	0.8%	603	0.5%	$15.09
2027	8	267	5.0%	3,068	2.8%	$11.47
2028	21	821	15.4%	13,328	12.1%	$16.23
2029	14	558	10.5%	5,586	5.1%	$10.02
2030	8	218	4.1%	3,285	3.0%	$15.10
2031	18	515	9.7%	8,341	7.6%	$16.19
2032	11	364	6.8%	4,465	4.1%	$12.28
2033	4	76	1.4%	1,360	1.2%	$17.84
2034	9	251	4.7%	4,900	4.5%	$19.51
2035	10	203	3.8%	4,236	3.9%	$20.87
Thereafter	11	367	6.9%	7,366	6.7%	$20.07
Total	**116**	**3,680**	**69.2%**	**$56,537**	**51.4%**	**$15.36**

Small Shop Tenants

Year	Leases Expiring	Expiring SF	% of Total	Cash ABR	% of Total	Cash ABR PSF
2026	25	61	1.2%	1,704	1.5%	$27.76
2027	69	206	3.9%	6,055	5.5%	$29.33
2028	66	231	4.3%	7,745	7.0%	$33.51
2029	55	186	3.5%	5,904	5.4%	$31.73
2030	56	207	3.9%	6,135	5.6%	$29.59
2031	66	230	4.3%	7,144	6.5%	$31.00
2032	38	134	2.5%	4,735	4.3%	$35.36
2033	36	120	2.3%	4,314	3.9%	$35.81
2034	24	87	1.6%	3,459	3.1%	$39.97
2035	27	85	1.6%	3,083	2.8%	$36.33
Thereafter	22	91	1.7%	3,165	2.9%	$34.60
Total	**484**	**1,640**	**30.8%**	**$53,444**	**48.6%**	**$32.59**

Total

Year	Leases Expiring	Expiring SF	% of Total	Cash ABR	% of Total	Cash ABR PSF
2026	27	101	1.9%	2,307	2.1%	$22.76
2027	77	474	8.9%	9,123	8.3%	$19.25
2028	87	1,052	19.8%	21,073	19.2%	$20.02
2029	69	744	14.0%	11,490	10.4%	$15.45
2030	64	425	8.0%	9,420	8.6%	$22.17
2031	84	746	14.0%	15,485	14.1%	$20.77
2032	49	498	9.4%	9,201	8.4%	$18.49
2033	40	197	3.7%	5,673	5.2%	$28.85
2034	33	338	6.3%	8,360	7.6%	$24.76
2035	37	288	5.4%	7,319	6.7%	$25.42
Thereafter	33	458	8.6%	10,531	9.6%	$22.97
Total	**600**	**5,320**	**100.0%**	**$109,981**	**100.0%**	**$20.67**

Any differences are a result of rounding.

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Year-to-Date Investment, Disposition & Structured Investment Repayment Activity

For the six months ended June 30, 2026

(unaudited, dollars and square feet in thousands)

Investments	Type	Date	Square Feet	Price / Commitment
Palms Crossing – McAllen, TX	Power Center	Feb. 2026	399	81,600
343 & 345 S. Atlanta Ave – Daytona Beach, FL	Land	Apr. 2026	NA	3,000
Gallery on the Parkway – Dallas, TX	Power Center	Jun. 2026	152	53,250
Total Property Acquisitions			**551**	**$137,850**

Investments	Type	Date	Coupon	Commitment
Southwest Class A Retail Center	Pref. Equity	Apr. 2026	12.0%	75,000
Whole-Foods Development	Pref. Equity	May 2026	12.0%	21,400
Total Structured Investments			**12.0%**	**$96,400**
Grand Total Investments				**$234,250**

Dispositions	Date	Square Feet	Price
Madison Yards – Atlanta, GA	Jun. 2026	163	73,300
Granada Plaza – Tampa, FL	Jun. 2026	74	17,400
Total Property Dispositions		**237**	**$90,700**

Structured Investment Repayments	Date Repaid	Coupon	Price
Watters Creek at Montgomery Farm	Mar. 2026	9.50%	30,000
Total Investment Repayments		**9.50%**	**$30,000**

Any differences are a result of rounding.

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Portfolio Summary

As of June 30, 2026

(unaudited, square feet in thousands)

Market / Property	Market	Year Built / Updated	Acreage	SF	% Occupied	% Leased	Cash ABR PSF
Arizona							
Crossroads Town Center	Phoenix	2005	31	222	94.6%	100.0%	$19.79
Florida							
Pompano Citi Centre	Fort Lauderdale	1971/2006	34	509	91.4%	93.3%	$17.21
The Strand at St. Johns Town Center	Jacksonville	2017	52	211	100.0%	100.0%	$26.77
Marketplace at Seminole Towne Center	Orlando	2006	41	320	84.3%	99.4%	$21.12
Millenia Crossing	Orlando	2009	11	103	84.8%	97.3%	$25.76
Lake Brandon Village	Tampa	1998	8	102	100.0%	100.0%	$13.87
Total / Weighted Average			146	1,246	91.2%	96.9%	$20.27
Georgia							
The Collection at Forsyth	Atlanta	2006	69	565	88.1%	93.3%	$23.59
Ashford Lane	Atlanta	2005	44	277	96.6%	96.6%	$33.84
The Exchange at Gwinnett	Atlanta	2021/2023	16	97	98.3%	100.0%	$38.45
Ashley Park	Atlanta	2004	61	559	96.3%	96.3%	$16.97
Total / Weighted Average			190	1,499	93.4%	95.5%	$24.02
North Carolina							
Carolina Pavilion	Charlotte	1995	72	694	82.9%	82.9%	$16.32
Beaver Creek Crossings	Raleigh	2005	52	322	100.0%	100.0%	$19.04
Total / Weighted Average			124	1,016	88.3%	88.3%	$17.30
Texas							
Plaza at Rockwall	Dallas	2007	42	444	99.7%	100.0%	$14.67
Price Plaza	Houston	1999	23	201	98.4%	98.4%	$17.04
Gallery on the Parkway	Dallas	1995/2026	12	152	100.0%	100.0%	$24.85
Palms Crossing	McAllen	2007	47	399	93.8%	98.0%	$18.47
Total / Weighted Average			124	1,196	97.6%	99.1%	$17.62
Virginia							
West Broad Village	Richmond	2007	33	392	91.0%	91.7%	$25.73
Total Shopping Centers			**648**	**5,570**	**92.7%**	**95.2%**	**$20.53**
Albuquerque Office [1]	Albuquerque	2009	25	212	53.8%	100.0%	$18.02
Winter Park Office	Orlando	1982	2	28	100.0%	100.0%	$30.69
Daytona Beach Restaurants	Daytona	2017/ 2018	6	12	100.0%	100.0%	$84.09
Total Portfolio			**681**	**5,823**	**91.4%**	**95.4%**	**$20.67**

Any differences are a result of rounding.

1. Formerly referred to as "Fidelity Building"

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Geographic Diversification

As of June 30, 2026

(cash ABR and square feet in thousands)

States	Properties	Square Feet	% of Total	Cash ABR	% of Total	5-Mile 2025 Avg. Household Income	5-Mile 2025 Total Population
Georgia	4	1,499	26%	$33,619	31%	$157,943	161,690
Florida	8	1,286	22%	24,904	23%	105,124	208,921
Texas	4	1,196	21%	20,557	19%	121,230	214,287
North Carolina	2	1,016	17%	15,515	14%	154,967	177,879
Virginia	1	392	7%	9,178	8%	154,649	178,579
Arizona	1	222	4%	4,149	4%	163,525	320,413
New Mexico	1	212	4%	2,058	2%	73,504	50,473
Total	**21**	**5,823**	**100%**	**$109,981**	**100%**	**$137,056**	**189,816**

Markets	Properties	Square Feet	% of Total	Cash ABR	% of Total	5-Mile 2025 Avg. Household Income	5-Mile 2025 Total Population
Atlanta, GA	4	1,499	26%	$33,619	31%	$157,943	161,690
Dallas, TX	2	596	10%	10,275	9%	145,510	201,293
Charlotte, NC	1	694	12%	9,382	9%	149,924	202,342
Richmond, VA	1	392	7%	9,178	8%	154,649	178,579
Orlando, FL	3	452	8%	8,816	8%	112,411	181,409
Fort Lauderdale, FL	1	509	9%	8,007	7%	105,521	250,967
McAllen, TX	1	399	7%	6,917	6%	85,156	199,512
Raleigh, NC	1	322	6%	6,132	6%	162,683	140,451
Jacksonville, FL	1	211	3%	5,653	5%	100,232	203,742
Phoenix, AZ	1	222	4%	4,149	4%	163,525	320,413
Houston, TX	1	201	3%	3,365	3%	121,250	284,337
Albuquerque, NM	1	212	4%	2,058	2%	73,504	50,473
Tampa, FL	1	102	1%	1,415	1%	101,705	233,394
Daytona Beach, FL	2	12	0%	1,013	1%	70,646	110,699
Total	**21**	**5,823**	**100%**	**$109,981**	**100%**	**$137,056**	**189,816**

Any differences are a result of rounding. Demographic information sourced from Esri. Market, state and portfolio averages weighted by the Annualized Cash Base Rent of each property.

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Other Investments

As of June 30, 2026

(dollars in thousands, except for per share data)

Investment Securities	Shares & Operating Partnership Units Owned	Share Price	Value	Annualized Dividend Per Share	Q2 2026 Annualized Dividend Income
Alpine Income Property Trust	2,472	$20.76	$51,310	$1.28[1]	$3,164

Structured Investments	Origination Date	Maturity Date	Original Face Amount	Current Face Amount	Interest Rate
Southwest Class A Retail Center	Apr. 2026	Apr. 2028	$75,750	$75,750	12.00%
Rivana[2]	Sep. 2024	Sep. 2028	59,450	44,130	11.62%
Whole Foods Development – Northeast[3]	May. 2026	Oct. 2027	21,363	21,460	12.00%
Whole Foods Development – Forsyth, GA	Nov. 2024	May. 2027	40,200	21,268	12.15%
Founders Square	Mar. 2023	Mar. 2027	15,000	15,000	9.50%
Series A Preferred Investment	Jul. 2024	NA[4]	10,000	10,000	14.00%
Main Street	Aug. 2025	Aug. 2030	5,000	5,000	6.50%
Total Structured Investments			**$226,763**	**$192,608**	**11.69%**

Any differences are a result of rounding.

1. Based on announced Q3 2026 quarterly dividend per share of $0.32.
2. Amounts funded prior to December 31, 2025 carry a coupon rate of 11.50%, while draws subsequent to that date have a 12.00% coupon rate, including 10.00% cash and 2.00% accrued paid-in-kind interest. The disclosed rate represents the weighted average coupon rate as of June 30, 2026
3. Represents 9.00% cash coupon plus 3.00% paid-in-kind interest
4. The Series A Preferred Investment is not redeemable prior to July 11, 2029, except upon the occurrence of certain specified events.

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© CTO Realty Growth, Inc. | ctoreit.com 27 2026 Guidance 1. See reconciliation of our 2026 Core FFO and AFFO guidance to Net Income Attributable to the Company, per diluted share, on page 13. 2. Includes the effects of bad debt expense, occupancy loss and costs associated with tenants in bankruptcy and/or tenant lease defaults. Before potential impact from income producing acquisitions and dispositions. Current Previous Core FFO Per Diluted Share1 $2.09 to $2.13 $2.06 to $2.11 AFFO Per Diluted Share1 $2.21 to $2.25 $2.19 to $2.24 The Company has raised its 2026 outlook as follows: The Company’s 2026 guidance includes but is not limited to the following assumptions: Current Previous Investments (in millions) $300 to $400 $175 to $250 Same-Property NOI Growth for Shopping Centers2 5.0% to 6.0% 3.5% to 4.5% General and Administrative Expenses (in millions) $20.0 to $20.2 $19.7 to $20.2

Contact Information & Research Coverage

Contact Information

Corporate Office Locations	Investor Relations	New York Stock Exchange
369 N. New York Ave., Suite 201 Winter Park, FL 32789 1140 N. Williamson Blvd., Suite 140 Daytona Beach, FL 32114	ir@ctoreit.com	Ticker Symbol: CTO Series A Preferred Ticker Symbol: CTO/PA www.ctoreit.com

Research Analyst Coverage

Institution	Coverage Analyst	Email
Alliance Global Partners	Gaurav Mehta	gmehta@allianceg.com
B. Riley	John Massocca	jmassocca@brileyfin.com
Cantor Fitzgerald	Jay Kornreich	jay.kornreich@cantor.com
Jones Research	Jason Weaver	jweaver@jonestrading.com
Lucid Capital Markets	Craig Kucera	ckucera@lucidcm.com
Raymond James	RJ Milligan	rjmilligan@raymondjames.com

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